EXHIBIT 16.1

Ham, Langston & Brezina, LLP CPAs and Advisors	11550 Fuqua St., Ste. 475 Houston, Texas 77034 281-481-1040 Main hlb-cpa.com

May 2, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Spine Injury Solutions, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on May 2, 2022 and we agree with such statements concerning our firm.

Very truly yours,

/s/ Ham, Langston & Brezina, LLP